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                          SERVICE SYSTEMS INTERNATIONAL LTD
                                1997 STOCK OPTION PLAN
                              FOR ELIGIBLE PARTICIPANTS


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                         SERVICE SYSTEMS INTERNATIONAL, LTD.
                               1997 STOCK OPTION PLAN
                              FOR ELIGIBLE PARTICIPANTS


   I.    PURPOSE


   The purpose of the 1997 Stock Option Plan (the "Plan") is to promote, through the award of options for common Stock, the long term success of Service Systems International, Ltd. by: (i) providing a means through which the Company can attract and retain specified employees who can contribute materially to that success and (ii) encouraging stock ownership by those specified employees so that they may have a proprietary interest in the Company's success.


   II.   DEFINITIONS

         The capitalized words appearing in this Plan are defined as follows:

         A. COMMITTEE means the Committee if any, appointed by the Board of Directors of the Company to administer the Plan, as more fully described in the Plan.

         B. COMMON STOCK means the $0.001 par value common stock of Service Systems International, Ltd.

         C. COMPANY means Service Systems International, Ltd., and any subsidiaries or parents.

         D. ELIGIBLE EMPLOYEE means an employee, director, officer, consultant or advisor not, insofar as awards under this plan are concerned, rendering services in connections with the offer and sale of securities in a capital raising transaction eligible to receive Options under the Plan as defined elsewhere in the Plan.

         E. EFFECTIVE DATE means the date the Plan becomes effective, as provided in the Plan.

         F. ISSUED, when used with respect to Plan Shares, means Common Stock actually issued and outstanding.

         G. OPTION means the right to acquire Common Stock conferred pursuant to this Plan.


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         H..  OPTION SHARES means shares of Common Stock which may be acquired under an Option.

         I. OPTIONEE means the individual entitled to acquire Option Shares under an Option.

         J.   PLAN means the 1997 Stock Option Plan of the Company.

         K. PLAN SHARES means the aggregate amount of Common Stock which may be purchased pursuant to Options under the Plan.

   III.  ELIGIBLE PARTICIPANTS

         Any one or more of the Company's, Officers, Directors, Consultants, Sub-Contract ors, advisors, full time employees and part time employees, are eligible to participate in the Plan.

   IV.   THE COMMITTEE

         The Committee will be ,composed of two or more non-employee Directors, designated by the Board of Directors of the Company. The Board of Directors or, if appointed, the Committee will administer the Plan and, from time to time and in its sole discretion, select from the Eligible Employees those to whom Options will be granted and the number of Option Shares for each Option.

   V.    PLAN SHARES

         The aggregate number of Plan Shares is 1,588,000. The Company will at all times during the term of the Plan reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan and will pay all fees and expenses necessarily incurred by the Company in connection with the exercise of Options. The number of Plan Shares will be adjusted if a reclassification, consolidation or merger should occur, as provided elsewhere in the Plan. The shares underlying any terminated or expired Options awarded under the Plan will be added back to the Plan shares available for Options, as if the Options had not been granted.

   VI.   TERMS AND CONDITIONS OF OPTIONS

         A.   TERMS, CONDITIONS AND LIMITATIONS IN ALL OPTIONS.

              Except as otherwise provided in the Plan, one or more Options may be granted to any Eligible Employee. Each Option must be evidenced by a written stock option agreement between the Company and the Optionee in such form or forms as the Board of Directors (or if appointed, the Committee) from time to time may prescribe and an Option will be deemed granted when approved by the Board of Directors or Committee, if any. Option agreements need not be identical to each other

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but must comply with and be subject to the following terms and conditions:


              1. PURCHASE PRICE. The purchase price for an Option Share will not be less than the fair market value per share of the Common Stock on the date
of grant of the Option.   In each case, the fair market value used in
determining the purchase price of an Option Share will be determined in good faith at the time of grant of the Option by decision of the Board of Directors (or if appointed, the Committee).

              2. EXERCISE. Any Option granted will contain provisions established by the Board of Directors (or if appointed, the Committee) setting forth the manner of exercise of the Option.


              3. PAYMENT FOR OPTION SHARES. Payment may be made, in the discretion of the Board of Directors (or if appointed, the Committee), as determined in good faith by the Board of Directors (or if appointed, the Committee), in cash or in stock of the Company having a fair market value on the date of exercise, equal to the price for which the Option Shares may be purchased.

              4. NONTRANSFERABILITY. The terms of any Option granted must include provisions making the Option nontransferable by the Optionee otherwise than to an immediate family member, a trust for the benefit of the Optionee or the Optionee's immediate family, or by will or the laws of descent and distribution and prohibiting exercise by anyone other than the Optionee (or permitted transferee) during the Optionee's lifetime. Option Shares which are issued may be subject to restrictions on transfer.


         B.   OTHER TERMS.

              Any Option granted under the Plan will contain such other and additional terms, not inconsistent with the terms of the Plan, which are deemed necessary or desirable by the Board of Directors (or if appointed, the Committee).


         C    COMPLIANCE WITH SECURITIES LAWS.

              No Option or Option Shares will be issued to an Eligible Employee or Optionee except in compliance with applicable state and federal securities laws, and the Company will have no obligation to issue Option Shares under an Option if compliance with those laws has not been achieved.

   VII.  RECLASSIFICATION, CONSOLIDATION, MERGER OR EXCHANGE


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         If and to the extent that the number of Issued shares of Common Stock is increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, or the like, the number of Plan Shares, Option Shares, and the purchase price per Option Share will be proportionately adjusted. If the Company is reorganized, consolidated, or merged, or shares of Common Stock are exchanged, with another corporation (an "Event"), the Optionee will be entitled to receive options covering shares of the reorganized, consolidated, or merged company, or shares exchanged, in the same proportion, at an equivalent price, and subject to the same conditions.

   VIII. RIGHTS AS SHAREHOLDER AND EMPLOYEE

         No Optionee will have any rights as a Shareholder of the Company with respect to any Option Shares before the date of issuance to the Optionee of the certificates for the Option Shares. Neither the Plan nor any Option granted under the Plan will confer upon an Optionee any right to continue in the employment of the Company.

   IX.   EFFECTIVE DATE

         The Effective Date of the Plan is the date of its adoption by the Board of Directors of the Company.

   X.    TERM OF THE PLAN

         The Plan will terminate not later than, and no Options will be granted after, the tenth anniversary of the Effective Date. The provisions of the Plan will, however, continue after termination of the Plan to govern all Options granted under the Plan until the exercise or expiration of the Options. The Plan may be terminated at any time by the Board of Directors.

   XI.   CONSTRUCTION

         The Plan and Options granted under the Plan will be interpreted and administered under the laws of the State of Nevada.



   XII.  INTERPRETATION

         All questions of interpretation and application of the Plan and any Options will be determined solely by the Board of Directors and the determination of the Board of Directors will be final and binding upon all parties.


   XIII. STOCKHOLDER APPROVAL


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         If required by applicable law or regulation or any stock exchange or self-regulatory organization on which the Company's securities are listed this Plan will be presented for consideration and approval of the shareholders of the Company at a meeting, special or regular, of the shareholders of the Company. If approval is necessary and the Plan is not approved by the shareholders, the Plan shall terminate and all unexercised options granted under it shall be immediately forfeited.



   XIV.  AMENDMENT OF PLAN AND OPTIONS

         This Plan may be amended or modified by the Board of Directors of Company without further action by shareholders, except insofar as shareholder approval of the amendment is required by applicable law or regulation or any stock exchange or self-regulatory organization on which the Company's securities are listed, for (i) increasing the maximum number of shares of Common Stock which may be issued under the Plan (other than increases under Article VII of the Plan), or (ii) changing the employees or class of employees eligible to participate in the Plan.


Adopted and approved by resolution of the Board of Directors at Burnaby, BC., this 2nd day of June 1997.


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Director


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Director


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